UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2023 (December 27, 2023)

Innovative International Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40964	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24681 La Plaza Ste 300

Dana Point, CA 92629

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (805) 907-0597

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	IOACU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share, included as part of the Units	IOAC	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the Units	IOACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, Innovative International Acquisition Corp. (“IOAC”) entered into the Agreement and Plan of Merger and Reorganization (as may be amended or supplemented, the “Merger Agreement”), dated as of October 13, 2022, by and among IOAC, Zoomcar, Inc. (“Zoomcar”), Innovative International Merger Sub Inc. (“Merger Sub”) and Greg Moran, in the capacity as the Seller Representative for the purposes and as described under the Merger Agreement (the “Seller Representative”). Pursuant to the Merger Agreement, IOAC will continue out of the Cayman Islands and re-domesticate into a Delaware corporation (the “Domestication”). We refer to transactions contemplated by the Merger Agreement, collectively, including the Domestication and the issuance of IOAC securities in connection therewith, as the “Business Combination”. In connection with the Domestication and the Business Combination, IOAC will be renamed “Zoomcar Holdings, Inc.” (referred to herein as “New Zoomcar”). On December 19, 2023, the shareholders of IOAC approved the Business Combination and related matters at an extraordinary general meeting of shareholders (the “Business Combination Meeting”).

Item 1.01 Entry into a Material Definitive Agreement.

Non-Redemption Agreement

On December 27, 2023, IOAC entered into a non-redemption agreement (the “Non-Redemption Agreement”) with each of (i) Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO, collectively, “Investor”), pursuant to which Investor agreed to reverse the redemption of 150,000 Class A ordinary shares of IOAC.

The foregoing summary of the Non-Redemption Agreement is qualified in its entirety by reference to the text of the Non-Redemption Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Modified Deferred Underwriting Fee Payment Obligations

As previously disclosed, pursuant to the Underwriting Agreement, dated as of October 16, 2021 (as amended or modified, the “Underwriting Agreement”), entered into in connection with IOAC’s initial public offering, IOAC previously agreed to pay to Cantor Fitzgerald & Co. (“Cantor”), in Cantor’s capacity as representative of the underwriters, deferred underwriting commissions in an aggregate amount of $12,100,000, payable in cash upon consummation of IOAC’s initial business combination. Additionally, as also previously disclosed, pursuant to a letter agreement between IOAC and J.V.B. Financial Group, LLC (“J.V.B.”) dated as of March 12, 2021 (as amended or modified, the “JVB Engagement Letter”), IOAC agreed that a fee equal to 30% of the aggregate amount of the deferred underwriting commissions would be payable in cash to JVB at the closing of IOAC’s initial business combination (the “Closing”), in accordance with the terms of the JVB Engagement Letter and the Underwriting Agreement.

On December 28, 2023, IOAC, Cantor and J.V.B., in consideration of redemption levels by IOAC public shareholders, among other factors, the foregoing parties entered into a fee modification agreement (the “Fee Modification Agreement”), pursuant to which, among other things, Cantor agreed to accept, in lieu of payment of the deferred underwriting commission in cash at the Closing, an aggregate of 1,200,000 shares (the “Modified Fee Shares”), of which 1,000,000 Modified Fee Shares shall be issued to Cantor and 200,000 Modified Fee Shares shall be issued to J.V.B., in lieu of the cash payments otherwise deliverable to each of Cantor and J.V.B. (“Holders”) pursuant to the Underwriting Agreement and the JVB Engagement Letter, respectively.

In addition to obligating IOAC (or its successor, including after the continuation of IOAC out of the Cayman Islands and into the State of Delaware expected to occur immediately prior to the Closing (the “Domestication”)) to deliver the Modified Fee Shares to the Holders, free and clear of specified restrictions, the terms of the Fee Modification Agreement also include registration rights obligations on the part of the Combined Company (to be renamed Zoomcar Holdings, Inc., after the Domestication and the Closing, also referred to as “New Zoomcar”), which include obligations to use commercially reasonable efforts to file a resale registration statement on Form S-1 covering the Modified Fee Shares and to maintain the effectiveness thereof while the Holders continue to hold the Modified Fee Shares, in each case in accordance with the terms of the Fee Modification Agreement. The Fee Modification Agreement also includes a penalty provision that will require New Zoomcar to deliver to Cantor $3,000,000 in cash in the event that Cantor is unable to timely sell or transfer Modified Fee Shares due to continuing restrictions thereunder resulting from a failure by New Zoomcar to satisfy certain post-closing registration-related covenants and agreements in accordance with terms of the Fee Modification Agreement, following notice and reasonable opportunity to cure on the part of New Zoomcar.

Item 8.01 Other Events.

Transaction Expenses Arrangements

In connection with the closing of the Business Combination, IOAC and Zoomcar (the “Closing”) entered into a securities purchase agreement with a purchaser (the “Purchaser”), dated December 28, 2023 (the “Securities Purchase Agreement”), relating to an unsecured convertible note (the “Note”) obligations under which are guaranteed by certain assets of New Zoomcar and its subsidiaries, to such Purchaser for the aggregate amount of up to the lesser of $20,000,000 and (ii) the product of (A) 1/0.925 and (B) the amount of the business combination expenses, as well as certain other expenses as detailed in the Securities Purchase Agreement. The Note shall be subject to an original issue discount equal to 7.5% of the principal amount of the Note to be paid under the Securities Purchase Agreement.

Creditors of certain business combination transaction expenses will invest into the purchaser of the Note.

The material terms of the Notes are as follows: On the original issuance date interest shall begin accruing at 8.0% per annum based on the outstanding principal amount of the Note. All Interest payments shall accrue until such time as the registration statement (the “Registration Statement”) relating to the resale of the shares underlying the note is declared effective and shall be paid together with the next interest payment payable thereafter. In connection with the foregoing, IOAC or New Zoomcar and the expected holder of the Note will enter into a registration rights agreement pursuant to which New Zoomcar will file a Registration Statement covering the resale of registrable securities issuable pursuant to the Note.

At the holder’s request, commencing at the end of the month in which the Registration Statement is declared effective, New Zoomcar shall pay the holder the principal amount in monthly installments in increments of one-twelfth (1/12) of the original principal amount until the principal has been paid in full prior to or on the maturity date or, if earlier, upon acceleration, conversion or prepayment of the Note in accordance with its terms. Such monthly payments shall be made in cash or in shares of common stock of New Zoomcar, subject to further conditions set forth in the Note. In connection with any monthly payment made in common stock, the number of shares to be delivered shall be determined by dividing the monthly payment amount by the lower of (i) the Conversion Price or (ii) the Amortization Conversion Price (each as defined below).

The holder of the Note shall have the right on any business day to convert all or any portion of the Note on any conversion date (y) at the conversion price ($10.00, subject to adjustments) in any amount, and (z) at the Amortization Conversion Price up to an amount equal to 25% of the highest trading day value of New Zoomcar’s shares of common stock on a daily basis during the 20 trading days preceding the conversion date, or a greater amount upon obtaining New Zoomcar’s prior written consent.

Amortization Conversion Price means the lower of (i) the conversion price ($10.00, subject to adjustments), and (ii) a 7.5% discount to the lowest VWAP over the 20 trading days immediately preceding the applicable payment date or other date of determination subject to the terms of the Note. The conversion floor for any conversion shall be $0.25, such that if the Conversion Price or the Amortization Conversion Price is lower than such floor, the amount of such conversion shall be payable in cash by New Zoomcar to the Holder unless otherwise agreed by the Holder and New Zoomcar.

Additionally, in consideration of the Purchaser’s willingness to enter into the transactions that are the subject of the Securities Purchase Agreement and the Note, 164,000 registered and unrestricted consideration shares will be delivered to Midtown Madison Management LLC, the service provider of the Purchaser, within two (2) business days of the Closing.

Furthermore, IOAC has entered into other expenses arrangements with various service providers, such as law firms, accounting firms, due diligence service providers and others, which arrangements include installment payment arrangements, issuances of equity or equity-linked securities, or a combination of the above.

Capital Markets Advisory Agreement

On December 23, 2023, Zoomcar entered into a capital markets advisory agreement with Roth Capital Partners, LLC (“Roth”), pursuant to which Zoomcar engaged Roth as its capital markets advisor in connection with the Business Combination. Pursuant to the agreement, Roth will provide various capital markets services on an as requested basis. In consideration of such services, Zoomcar will pay Roth, contingent upon the closing of the Business Combination, a fee of $750,000 as well as certain expenses.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Non-Redemption Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2023	INNOVATIVE INTERNATIONAL ACQUISITION CORP.

	By:	/s/ Mohan Ananda
	Name:	Mohan Ananda
	Title:	Chief Executive Officer